UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

BioTime, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

1010 Atlantic Avenue, Suite 102 Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

May 1, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BioTime, Inc. which will be held on Thursday, June 29, 2017 at 9:00 a.m. at 599 Lexington Ave, New York, New York 10022.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Judith Segall

Vice President and Secretary

2

1010 Atlantic Avenue, Suite 102 Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 29, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. will be held at 599 Lexington Ave, New York, New York 10022 on Thursday, June 29, 2017 at 9:00 a.m. for the following purposes:

1. To elect nine (9) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Aditya P. Mohanty, Michael H. Mulroy, Angus C. Russell, David Schlachet, and Michael D. West;

2. To ratify the appointment of OUM & Co. LLP as BioTime’s independent registered public accountants for the fiscal year ending December 31, 2017;

3. To approve an amendment to BioTime’s Equity Incentive that, if approved, will make an additional 6,000,000  common shares available for sale or the grant of stock options, restricted stock units, and other equity awards;

4. To hold an advisory vote on executive compensation;

5. To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

6. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on May 2, 2017 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be Held June 29, 2017.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K,

are available at: https://materials.proxyvote.com/09066L

By Order of the Board of Directors,

Judith Segall

Vice President and Secretary

Alameda, California

May 1, 2017

3

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 29, 20147

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Q: Why have I received this Proxy Statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, (2) ratifying the appointment of our independent registered public accountants, (3) approving an amendment to our Equity Incentive Plan to make an additional 6,000,000 common shares available for sale or the grant of stock options, restricted stock units, and other equity awards (the “Incentive Plan Amendment”); (4) holding an advisory vote on executive compensation; (5) holding an advisory vote on the frequency of the advisory vote on executive compensation; and (6) transacting such other business as may properly come before the Meeting or any adjournments of the Meeting. At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning BioTime and its activities. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a Proxy Statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation having its principal offices at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, June 29, 2017 at 599 Lexington Ave, New York, New York 10022.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on May 2, 2017, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting. On April 28, 2017, there were 110,875,610  BioTime common shares issued and outstanding, which constitute the only class of BioTime voting securities outstanding.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by a plurality of the votes cast at the Meeting. Approval of the Articles Amendment Proposal requires the affirmative vote of a majority of our common shares issued, outstanding and entitled to vote on the record date. The other matters to be presented for a vote at the Meeting will require the affirmative vote of a majority of the common shares present and voting on the matter, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding common shares entitled to vote.

Q: How many votes do my shares represent?

Each BioTime common share is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For each other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

4

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

●	deliver to the Secretary of BioTime a written revocation; or

●	deliver to the Secretary of BioTime a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

●	attend the Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2017; (3) approval of the Incentive Plan Amendment; and (4) approval, on an advisory basis, of the compensation of our named executive officers. In addition, the Board of Directors recommends that shareholders vote, on an advisory basis, that the advisory vote on compensation of our named executive officers take place each year.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2017; (3) approval of the Incentive Plan Amendment; (4) approval, on an advisory basis, of the compensation of our named executive officers, and (5) that the advisory vote on compensation of our named executive officers take place each year.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants, but cannot vote in the election of directors, or with respect to the Incentive Plan Amendment, the advisory vote on executive compensation, or the advisory vote on the frequency of the advisory vote on executive compensation. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

5

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Proxy Statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

BioTime will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this Proxy Statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about May 5, 2017.

6

ELECTION OF DIRECTORS

At the Meeting, nine (9) directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All the nominees named below, Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Alfred D. Kingsley, Aditya P. Mohanty, Michael H. Mulroy, Angus C. Russell, David Schlachet, and Michael D. West, are incumbent directors.

It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors

The names and ages of our directors who are nominees for re-election are:

Deborah Andrews, 59, joined our Board of Directors during April 2014. Ms. Andrews was appointed interim Chief Financial Officer of STAAR Surgical Company (“STAAR Surgical”) during April 2017, after serving as Vice President-Chief Accounting Officer since 2013, and as STAAR Surgical’s Vice President-Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President-International Finance from 1999 to 2001. Ms. Andrews previously worked as a senior accountant for a major public accounting firm. Ms. Andrews holds a B.S. degree in Accounting from California State University at San Bernardino.

Ms. Andrews brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior financial and accounting executive of a public medical device company during a period of significant growth.

Neal C. Bradsher, CFA, 51, joined our Board of Directors during July 2009. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher was a director of Questcor Pharmaceuticals, Inc., from March 2004 until August 2014, when Questcor was acquired by Mallinckrodt plc. Questcor was a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders.

Mr. Bradsher brings to the Board a wealth of experience in finance, management, and corporate governance attained through his successful investments in other companies, including companies in the pharmaceutical, medical device, medical diagnostics, health care services, and health care information systems sectors. He has worked with several health care companies to improve their management and governance, and served as a director of Questcor Pharmaceuticals, Inc. Entities that Mr. Bradsher controls have invested in most of BioTime’s financing transactions over the last several years. Mr. Bradsher is the President of the general partner of Broadwood Partners, L.P., currently our largest shareholder.

Stephen C. Farrell, 52, joined our Board of Directors during March 2013. Mr. Farrell currently serves as Chief Executive Officer and Director of Convey Health Solutions (formerly known as NationsHealth, Inc.), a healthcare business process outsourcing company headquartered in Fort Lauderdale, Florida. Convey Health Solutions utilizes both technology and staff to manage end-to-end insurance processes for business clients. Before joining Convey Health Solutions in 2011, he served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies and related services that was acquired in 2007 by Medco Health Solutions. During his eight year tenure at PolyMedica, Mr. Farrell served as its President, Chief Operating Officer, and as Chief Financial Officer, Chief Compliance Officer, and Treasurer. Mr. Farrell previously served as Executive Vice President and Chief Financial Officer of Stream Global Services, Inc., a business process outsourcing company. Earlier in his career, Mr. Farrell served as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell holds an A.B. from Harvard University, and an M.B.A. from the Darden School at the University of Virginia. Mr. Farrell served on the board and was chairman of the Audit Committee of Questcor Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders from November 2007 to until August 2014, when Questcor was acquired by Mallinckrodt plc. Mr. Farrell also currently serves as a director of STAAR Surgical Company, a designer and developer of implantable lenses for the eye.

Mr. Farrell brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior executive of a public healthcare company during a period of significant growth.

7

Alfred D. Kingsley, 74, joined our Board of Directors and became Chairman of the Board during July 2009. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as our financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley is a director of our subsidiaries Asterias Biotherapeutics, Inc. and OncoCyte Corporation. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. Mr. Kingsley has been instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of human embryonic stem cell technology, and the business acquisitions that have helped us expand the scope of our business. Mr. Kingsley, along with entities that he controls, is currently one of our largest shareholders.

Aditya P. Mohanty, 50, has served as our Co-Chief Executive Officer since October 2105 and joined our Board of Directors during June 2016. Mr. Mohanty joined BioTime as its Chief Operating Officer during December 2014. Mr. Mohanty also serves as a director of our former subsidiaries Asterias Biotherapeutics, Inc. and OncoCyte Corporation. Mr. Mohanty previously served in a number of executive positions at Shire plc, including as President/Head Regenerative Medicine from 2013 to 2014, as Senior Vice President, Business and Technical Operations from 2012 to 2013, as Global Franchise Head MPS from 2010 to 2012, and as Vice President of Operations/Product General Manager from 2005 to 2012. Shire plc is a biotechnology company focused on research, development and commercialization of novel biological products for rare diseases, Mr. Mohanty was VP of Manufacturing and Operations at Transkaryotic Therapies, Inc. from 2002 to 2005 when it was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty held a number of management positions at Baxter Healthcare Corporation, Bioscience Division from 1990 to 2002. Mr. Mohanty received an MBA degree from Saint Mary’s College, an MS in Chemical Engineering from Clarkson University, and a B. Tech in Chemical Engineering from REC Trichy, in India.

Mr. Mohanty brings to our Board his years of experience as an executive in the pharmaceutical industry, with particular emphasis on product development and manufacturing.

Michael H. Mulroy, 51, joined our Board of Directors during October 2014. Mr. Mulroy is a business consultant and serves as a Senior Advisor to CamberView Partners, LLC, which assists companies in connection with investor engagement and complex corporate governance issues. Mr. Mulroy served until September 2014 as Executive Vice President – Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004, and represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. From July 2011 to August 2014, Mr. Mulroy served as a member of the Board of Directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Mulroy brings to our Board his experience as a strategic planner and as legal counsel and member of a senior management team of a growing biopharmaceutical company. Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

Angus C. Russell, 61, joined our Board of Directors during December 2014. Mr. Russell served as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013. Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as its Principal Accounting Officer and Executive Vice President of Global Finance. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca plc. He is a Chartered Accountant, having qualified with Coopers & Lybrand (now PriceWaterhouseCoopers LLP). Mr. Russell also serves as a director of Mallinckrodt plc and Therapeutics MD, Inc., and as Chairman of the Board of Directors of Revance Therapeutics, Inc. Mr. Russell previously served as a director of Shire plc, Questcor Pharmaceuticals, Inc. until it was acquired by Mallinckrodt plc in August 2014, and InterMune, Inc. prior to its acquisition by Roche Holdings, Inc. during September 2014.

Mr. Russell brings to our Board numerous years of experience as a Chief Executive Officer of an international publicly traded specialty biopharmaceutical company and his substantial experience as an officer and director in the specialty pharmaceutical industry.

8

David Schlachet, 71, joined our Board of Directors during April 2014. Mr. Schlachet serves as a director of several public and private Israeli companies. Mr. Schlachet served as chairman of Syneron Medical Ltd., an Israeli aesthetic medical device company, from April 2013 to February 2014 and prior to that, he served as Syneron Medical’s Chief Executive Officer from November 2005 to May 2007, after serving as its Chief Financial Officer beginning in June 2004. From November 2008 to November 2012, Mr. Schlachet served as a director of the Tel Aviv Stock Exchange and Chairman of its Audit Committee. From 2000 to June 2004 Mr. Schlachet served as Managing Partner of Biocom, a venture capital fund specializing in the life sciences field. From 1995 to 2000, Mr. Schlachet served as a Senior Vice President and Chief Financial Officer of Strauss Elite Holdings, an Israeli packaged food group, and from 1997 to 2000 he also served as active Chairman of Elite Industries, an Israeli coffee, confectionary and salty snacks manufacturer. From 1988 till 1995 Mr. Schlachet served as Vice President of Finance and Administration of the Weizmann Institute of Science, Israel’s premier post-graduate scientific research institute, and as Chief Executive Officer of its technology transfer company Yeda Research and Development Company, Ltd. Mr. Schlachet serves as a director of Syneron Medical Ltd, Taya Investments Ltd (Chairman), and BioCancell Ltd, and he formerly he served as a director of EzChip Semiconductor Ltd. and Mazor Robotics Ltd. Mr. Schlachet also serves as Chairman of the Board of our subsidiary Cell Cure Neurosciences Ltd. Mr. Schlachet holds a B.Sc. degree in chemical engineering and an M.B.A. from the Tel-Aviv University.

Mr. Schlachet brings to our Board many years of experience in management, finance, and investment, including as Chief Executive Officer and Chief Financial Officer of Syneron Medical Ltd, as an executive of the Weizmann Institute and its affiliate Yeda Research and Development, and as Chairman of our subsidiary Cell Cure Neurosciences Ltd. We believe that Mr. Schlachet’s experience in finance and industry will be of great value in the management and financing the business of BioTime and our subsidiaries.

Michael D. West, Ph.D., 63, is our Co-Chief Executive Officer and has served on the Board of Directors since 2002. Dr. West was appointed Chief Executive Officer of BioTime during October 2007 and became Co-Chief Executive Officer during October 2015. Dr. West also served as interim President and Chief Executive Officer of our subsidiary Asterias Biotherapeutics, Inc. from April 2014 to June 2014, and as Vice President of Technology Integration of Asterias until December 2015. Dr. West serves as director of Asterias and of OncoCyte Corporation. Prior to becoming our Chief Executive Officer, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Ocata Therapeutics, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine. Dr. West also founded Geron Corporation of Menlo Park, California, and from 1990 to 1998 he was a Director and Vice-President, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells. From 1995 to 1998 he organized and managed the research between Geron and its academic collaborators, James Thomson and John Gearhart that led to the first isolation of human embryonic stem and human embryonic germ cells. Dr. West received a B.S. Degree from Rensselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Dr. West is an internationally renowned pioneer and expert in stem cell research, and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology, and human embryonic stem cell research and development. Dr. West brings to our Board the proven ability to conceive of and manage innovative research and development programs that have made scientifically significant discoveries in the field of human embryonic stem cells, and the ability to build companies focused on the great potential of regenerative medicine.

Director Independence

Our Board of Directors has determined that Deborah Andrews, Neal C. Bradsher, Stephen C. Farrell, Michael H. Mulroy, Angus C. Russell, and David Schlachet qualify as “independent” in accordance with Section 803(A) of the NYSE MKT Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE MKT Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE MKT Company Guide. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE—Compensation of Directors.” None of these directors, nor any of the members of their families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

Aditya P. Mohanty and Michael D. West do not qualify as “independent” because they are our full-time employees. Alfred D. Kingsley does not qualify as “independent” because during the past three years he received compensation for serving in an executive role as Chairman of certain of our subsidiaries.

9

CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2016, our Board of Directors met fourteen times. None of our current directors attended fewer than 75% of the meetings of the Board and the committees on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our current directors who were then serving on the Board attended the last annual meeting, except David Schlachet, who was unable to attend.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are BioTime officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website at www.biotimeinc.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.biotimeinc.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although Aditya P. Mohanty and Michael D. West are our Co-Chief Executive Officers and are members of our Board, Alfred D. Kingsley currently serves as Chairman of the Board. Although Mr. Kingsley is not an executive officer of BioTime, in his capacity as Chairman of the Board he plays an active role in the structuring and oversight of our financings and the growth of our business. This structure allows our Co-Chief Executive Officers to focus on innovation in our research and product development programs, building our intellectual property portfolio, and fostering relationships within the bioscience industry. The Chairman of the Board serves as an active liaison between the Board and our Co-Chief Executive Officers and our other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, financing, strategic planning, and business acquisitions.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information, including opportunities and risks, regarding our research and product development programs, corporate structure, liquidity, and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our consolidated financial statements. In addition, the Audit Committee also reviews and must approve any business transactions between BioTime and its executive officers, directors, and shareholders who beneficially own 5% or more of our common shares.

10

Committees of the Board

The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE MKT Company Guides and Section 10A-3 under the Exchange Act. The members of the Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE MKT Company Guide. The Board of Directors also had a Corporate Development Committee, a Management Development Committee and has a Technology Value Committee, the members of which not need to be “independent” directors. The Board of Directors dissolved the Corporate Development Committee and the Management Development Committee on April 28, 2017.

Audit Committee

The members of the Audit Committee are Deborah Andrews (Chairwoman), Stephen C. Farrell, Michael H. Mulroy, and David Schlachet. The Audit Committee held four meetings during 2016. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our common shares. The Audit Committee has a written charter that requires the members of the Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE MKT Company Guide and Section 10A-3 under the Exchange Act. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Our Board of Directors has determined that each of the following members of our Audit Committee meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. Mr. Farrell’s expertise is based on his experience as an accountant working for a major accounting firm and as the Chief Executive Officer, Chief Operating Officer, President and Chief Financial Officer of a number of companies, both public and private, where he supervised financial and accounting personnel. Ms. Andrews’ expertise is based on her experience as Vice President-Chief Accounting Officer of STAAR Surgical Company and as STAAR Surgical’s Vice President-Chief Financial Officer, and as a senior accountant at a major accounting firm. Mr. Schlachet’s expertise is based on his experience as a Chief Financial Officer of Syneron Medical Ltd. and of Strauss Elite Holdings, and as Chairman of the Audit Committee of the Tel Aviv Stock Exchange.

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating and Corporate Governance Committee are Neal C. Bradsher (Chairman), Stephen C. Farrell, Michael H. Mulroy, and Angus C. Russell. The Nominating and Corporate Governance Committee met four times during 2016. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating and Corporate Governance Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

The Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Committee to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with BioTime that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of BioTime and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

11

The Board of Directors and the Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, finance, and law. The Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of regenerative medicine. The Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on stem cell research.

Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this Proxy Statement under “ELECTION OF DIRECTORS—Directors.”

Compensation Committee

The members of the Compensation Committee are Deborah Andrews, Stephen C. Farrell (Chairman), and David Schlachet. The Compensation Committee met eight times during 2016. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE MKT Company Guide. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our Equity Incentive Plan. The Compensation Committee recommends to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. The Co-Chief Executive Officers may make recommendations to the Compensation Committee concerning executive compensation and performance, but the Compensation Committee makes its own determination or recommendation to the Board of Directors with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance, and compensation paid by peer group companies. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

We have engaged Barney & Barney to provide compensation consulting services and advice to management and the Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and directors’ compensation programs. Barney & Barney has also made recommendations to the Compensation Committee with respect to pay mix components such as salary, bonus and equity awards, and the target market pay percentiles in which executive compensation should fall so BioTime can be competitive in executive hiring and retention.

Report of the Audit Committee on the Audit of Our Consolidated Financial Statements

The following is the report of the Audit Committee with respect to BioTime’s audited consolidated financial statements for the year ended December 31, 2016.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accountants, concerning the audit of our consolidated financial statements for the year ended December 31, 2016. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States. Our auditors also audit our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of BioTime’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016. Our auditors also discussed with the Audit Committee the adequacy of BioTime’s internal control over financial reporting.

The Audit Committee members discussed with the auditors the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and currently in effect. Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

12

The Audit Committee also met on a quarterly basis with the auditors during 2016 to review and discuss our consolidated financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee:

Deborah Andrews (Chairwoman), Stephen C. Farrell, David Schlachet and Michael H. Mulroy

Executive Officers

Michael D. West, Aditya P. Mohanty, Russell L. Skibsted, and Stephana E. Patton are our current executive officers. Dr. Patton joined BioTime in February 2017. Alfred D. Kingsley is Chairman of the Board but he is not otherwise an executive officer of BioTime. Pedro Lichtinger served as President and Chief Executive Officer of our former subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) but he ceased to be employed by Asterias during February 2016. Steven Cartt has served as President and Chief Executive Officer of our former subsidiary Asterias Biotherapeutics, Inc. (“Asterias”) since February 2016, and William Annett has served as President and Chief Executive Officer of our former subsidiary OncoCyte Corporation (“OncoCyte”) since June 2015, and we considered them to be executive officers of BioTime, but Asterias and OncoCyte were deconsolidated from BioTime during May 2016 and February 2017, respectively, when BioTime’s ownership declined below 50% and we no longer consider Mr. Cartt or Mr. Annett to be executive officers of BioTime since the applicable deconsolidation dates.

Russell L. Skibsted, 58, was appointed as our Chief Financial Officer and as Chief Financial Officer of our subsidiary OncoCyte Corporation during November 2015, and he was appointed Chief Financial Officer of Asterias during March 2016. Mr. Skibsted came to BioTime from Proove Biosciences, Inc. where he served as Chief Financial Officer from 2013 to November 2014. From 2013 to 2014 Mr. Skibsted was Managing Director and Chief Financial Officer of RSL Ventures, where he provided financial consulting services to public and private companies in the life sciences sector. Mr. Skibsted served as Senior Vice President, Chief Financial Officer and Secretary of Aeolus Pharmaceuticals, a publicly traded biopharma company, from 2010 to 2013, and was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals, a publicly traded, biopharmaceutical company, from 2006 to 2009. Previously, from 2004 to 2006, Mr. Skibsted served as Chief Financial Officer of Hana Biosciences, and from 2000 to 2004 he served as Chief Financial Officer and Portfolio Management Partner of Asset Management Company, a venture capital firm. Mr. Skibsted holds a B.A. in economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

Stephana E. Patton, Ph.D., J.D., 46, was appointed as our General Counsel on February 6, 2017. Dr. Patton brings more than 17 years of experience creating portfolio value at publicly-traded biotechnology and pharmaceutical companies. Dr. Patton was formerly the General Counsel and Commercial Compliance Officer at BioDelivery Sciences from 2015 - 2017, a publicly-traded specialty pharmaceutical company. Prior to BioDelivery Sciences, she held various senior management positions, including leading Intellectual Property (“IP”) and Licensing at Salix Pharmaceuticals from 2007 - 2015, a global pharmaceutical company that was acquired for $11.2 Billion in 2015. Prior to joining Salix, Dr. Patton was in private practice from 1999-2007 at a large international law firm known for its IP and corporate securities practices and at a boutique IP firm. Her practice focused on counseling clients on IP-related matters as well as licensing transactions for biotechnology and pharmaceutical companies at varying stages of product development. Dr. Patton earned a Juris Doctor (J.D.) degree from the Boston University School of Law and a Ph.D. in Biochemistry, Cell and Developmental Biology from Emory University.

13

Chief Executive Officers of Certain Subsidiaries

Stephen L. Cartt, 54, has been President and Chief Executive Officer and a director of Asterias Biotherapeutics, Inc. since February 2016. Mr. Cartt served as Chief Operating Officer of Questcor Pharmaceuticals, Inc., from February 2012 until August 2014, when the company was acquired by Mallinckrodt plc. Mr. Cartt served as Chief Operating Officer of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc on an interim basis following the merger with Questcor from August 2014 until October 2014. Mr. Cartt joined Questcor as Executive Vice President, Corporate Development, during March 2005. He was later appointed Chief Business Officer before being appointed Chief Operating Officer. Mr. Cartt was a private consultant from August 2002 until March 2005. From March 2000 through August 2002, Mr. Cartt was the Senior Director of Strategic Marketing for Elan Pharmaceuticals. Prior to that, Mr. Cartt held a variety of R&D and Commercial positions at ALZA Corporation during the period July 1985 to March 2000. Mr. Cartt served as a director of BioTime from October 2014 until February 2016 when he joined Asterias Biotherapeutics, Inc. Mr. Cartt holds a B.S. degree from the University of California at Davis in Biochemistry, and an M.B.A. from Santa Clara University.

William Annett, 63, has been President and Chief Executive Officer of OncoCyte Corporation since June 2015 and joined its Board of Directors during January of that year. Mr. Annett was a Managing Director at Accenture from 2011 to 2014, where he founded, built, and headed Accenture’s West Coast Life Sciences practice with sales, marketing, and delivery responsibilities for the entire territory. His clients included most of the major biotech and pharmaceutical companies in the western United States. At Genentech, from 2003 until 2011, Mr. Annett led the Commercial Strategy group and managed large operational projects with several hundred team members. He also directed the Project Finance function for research and development, which supported all development pipeline products with more than 200 clinical trials. In 2001 Mr. Annett founded and until 2003 served as CEO of Corra Life Sciences, a prenatal diagnostics company, which worked with a consortium of universities to develop blood tests for the major diseases of pregnancy. Mr. Annett also previously served as Chief Executive Officer of BioFX Laboratories, Inc. from 1999 to 2000. Early in his career, Mr. Annett also founded a consumer products company, which he led for six years as Chief Executive Officer. During his tenure, the company became publicly traded on NASDAQ and was then acquired. Mr. Annett holds an MBA from the Harvard Business School.

14

Compensation of Directors

Directors and members of committees of the Board of Directors who are salaried employees of BioTime are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

The following table shows the annual cash fees paid to our Chairman of the Board, our directors other than the Chairman, and to the directors who served on the standing committees of the Board during 2016.

Fees Paid
Chairman of the Board	$65,000
Director other than Chairman	$30,000
Audit Committee Chairman	$20,000
Audit Committee Member other than Chairman	$10,000
Compensation Committee Chairman	$15,000
Compensation Committee Member other than Chairman	$7,500
Nominating and Corporate Governance Committee Chairman	$15,000
Nominating and Corporate Governance Committee Member other than Chairman	$7,500
Management Development Committee Chairman	$15,000
Management Development Committee Member other than Chairman	$7,500
Corporate Development Committee Chairman	$15,000
Corporate Development Committee Member other than Chairman	$7,500

In addition to the annual cash fees, directors and members of certain committees of the Board received fees for attending meetings. Directors received a fee of $2,000 for meetings attended in person and $1,000 for meetings attended by telephone conference. Members of the Audit Committee, Compensation Committee, and Corporate Development Committee received a fee of $1,000 for meetings attended in person and $750 for meetings attended by telephone conference.

In addition to cash fees, directors, other than the Chairman of the Board, received an annual grant of options to purchase 20,000 common shares, and our Chairman received an annual grant of options to purchase 50,000 common shares, under our 2012 Equity Incentive Plan.

The annual fee of cash was paid, and the stock options granted vested and became exercisable, in four equal quarterly installments, based on the director’s continued service through the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.

In addition to his compensation as Chairman of our Board, during 2016 Alfred D. Kingsley received $500,250 from certain of our subsidiaries for serving as Chairman of the Board or as Executive Chairman of the subsidiaries. In addition, Mr. Kingsley received $1,000 for each in-person meeting and $500 for each teleconference meeting of the Boards of Directors of our former subsidiaries Asterias and OncoCyte that he attended. Mr. Kingsley is also eligible to participate in certain health insurance, a 5% 401(k) company matching contribution, and similar benefit plans that are available to employees of BioTime and its subsidiaries.

BioTime directors who serve as directors of our subsidiaries are also eligible to receive stock options or to purchase restricted stock under the stock option plans adopted by our subsidiaries. Awards under subsidiary stock option plans to a BioTime director who is also a BioTime employee were approved by both the board of directors of the subsidiary and by the BioTime Board of Directors or by the Compensation Committee, without the vote of the director receiving the award, except for awards made by Asterias and OncoCyte that were approved by the subsidiary compensation committees, the members of which qualify as “independent” under the NYSE MKT Company Guide. During 2016, Mr. Kingsley received a grant of 20,000 stock options from Asterias and 50,000 stock options from OncoCyte.

15

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2016 and who were not our employees on the date the compensation was earned.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1)	Option Award(2)	All other compensation	Total
Deborah Andrews	$77,875	$21,198	$—	$99,073
Neal C. Bradsher	$77,000	$21,198	$—	$98,198
Stephen L. Cartt(3)	$5,000	$—	$—	$5,000
Stephen C. Farrell	$82,250	$21,198	$—	$103,448
Alfred D. Kingsley(4)	$557,000	$143,426	$15,750	$716,176
Michael H. Mulroy(5)	$102,625	$74,049	$—	$176,674
Angus C. Russell	$62,875	$21,198	$—	$84,073
David Schlachet(6)	$88,500	$123,679	$—	$212,179

(1)	Includes annual cash fees for serving as a director, fees for service on committees of the Board, if any, and fees for attending meetings of the Board and committees.

(2)	Those of our directors who were serving on the Board of Directors on July 1, 2016 and who were not salaried employees of BioTime each received an annual award of stock options on that date entitling them to purchase 20,000 common shares at a fixed price as partial compensation for serving on the Board of Directors for a period of one year, except that Mr. Kingsley received 50,000 stock options as partial compensation for serving in his capacity as Chairman of the Board. Those options will vest and become exercisable in equal quarterly installments over a one-year period, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. We use the Black-Scholes-Merton Pricing Model to compute option fair values. We used the following variables to value those options: stock and exercise price of $2.72, expected term of 2.81 years, volatility of 59.76%, and a bond equivalent yield discount rate of 0.71%.

(3)	Mr. Cartt served on our Board of Directors until February 2016. The compensation shown in this table does not include the compensation received by Mr. Cartt as President and Chief Executive Officer of our former subsidiary Asterias, which is reflected in the Summary Compensation Table of our Named Executive Officers under “Executive Compensation.” Of the 20,000 BioTime options granted to Mr. Cartt on July 1, 2015, 10,000 options were unvested and were cancelled when Mr. Cartt’s service as a BioTime director ended on February 28, 2016.

(4)	During 2016, in addition to $65,000 in annual director fees as BioTime’s Chairman of the Board, $7,500 as Chairman of the Management Development Committee and $17,000 for BioTime Board meetings attended, Mr. Kingsley received $393,750 from certain subsidiaries for serving as Chairman or member of the Board or as Executive Chairman, and, $10,500 from certain subsidiaries for board meetings attended. A $50,000 discretionary bonus was paid to Mr. Kingsley by BioTime for his service to BioTime and its subsidiaries during 2016, and he received $13,250 of employer contributions to his 401(k) plan. Mr. Kingsley’s option award compensation also includes the value of 20,000 options to purchase Asterias common stock and the value of 50,000 options to purchase OncoCyte common stock which he received from those subsidiaries for serving, respectively, as a member of the Board of Directors of Asterias and as Chairman of the Board of Directors of OncoCyte. The assumptions underlying the valuation of the Asterias options are as follows: stock price and exercise price of $3.64, expected term of 2.72 years, volatility of 78.79%, and a bond equivalent yield discount rate of 0.93%. The assumptions underlying the valuation of the OncoCyte options are as follows: stock price and exercise price of $3.06, expected term of 5.3 years, volatility of 69.66%, and a bond equivalent yield discount rate of 1.23%. Amounts shown as other compensation received by Mr. Kingsley include a portion of annual director fees of $11,250 and board meeting attendance fees of $4,500 that Mr. Kingsley received for serving on the Asterias Board of Directors subsequent to the deconsolidation of Asterias on May 13, 2016.

(5)	Mr. Mulroy received 20,000 LifeMap Sciences, Inc. options and 100 LifeMap Solutions, Inc. options exercisable at $2.25 per share and $500 per share, respectively. All of the LifeMap Solutions options expired during February 2017 following Mr. Mulroy’s resignation from the LifeMap Solutions’ Board of Directors during November 2016.

16

(6)	During 2016, in addition to $47,500 in annual director fees as a member of BioTime’s Board of Directors and committees and $21,000 for BioTime Board and committee meetings attended, Mr. Schlachet received $20,000 for serving as Chairman of the Board of Cell Cure Neurosciences Ltd (“Cell Cure”), an Israel based subsidiary of BioTime. Mr. Schlachet’s option award compensation also includes the value of 6,800 options to purchase Cell Cure ordinary shares which he received from Cell Cure for serving as a member of its Board of Directors. The assumptions underlying the valuation of the Cell Cure options are as follows: stock price of $28.00, exercise price of $40.00, expected term of 6.97 years, volatility of 60.96%, and a bond equivalent yield discount rate of 2.38%.

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Board of Directors has a Compensation Committee the current members of which are and Stephen C. Farrell (Chairman), Deborah Andrews, and David Schlachet. Ms. Andrews, Mr. Farrell, and Mr. Schlachet qualify as “independent” in accordance with Section 803(A) and Section 805(c) of the NYSE MKT Company Guide. None of the directors who served on the Compensation Committee during the last fiscal year was a current or former officer or employee of BioTime or any of its subsidiaries, or had any relationship with BioTime or any of its subsidiaries requiring disclosure in this report under Item 404 of SEC Regulation S-K. During last fiscal year, none of our executive officers served as (a) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (b) a director of another entity, one of whose executive officers served on our Compensation Committee, or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors, except that certain of our current executive officers, including Michael D. West and Aditya P. Mohanty, our Co-Chief Executive Officers, served on the board of directors of certain of our subsidiaries, and Alfred D. Kingsley, our Chairman, served as Executive Chairman of certain of our subsidiaries, and in that capacity each of them determined the compensation of the executive officers of those subsidiaries, though none of them voted on matters pertaining to their own personal compensation, and Dr. West abstained from voting on the compensation of his wife who served as an executive officer of OncoCyte.

Compensation Committee Report

The following is the report of the Compensation Committee for the year ended December 31, 2016.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

Stephen L. Cartt also served on our Compensation Committee during 2016 but he resigned as a director in February 2016 upon being appointed President, Chief Executive Officer, and a director of Asterias. Stephen C. Farrell replaced Mr. Cartt on the Compensation Committee in March 2016.

I have reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on my review and discussion with management, I have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Stephen C. Farrell (Chairman), Deborah Andrews, David Schlachet

17

Compensation Discussion and Analysis

Elements of Executive Compensation

Our compensation policies have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct our research and product development programs in a highly competitive industry dominated by larger, more highly capitalized companies. The compensation we provide our executive officers currently has the following primary components:

●	Base salary;

●	Annual cash bonuses based on corporate and individual performance;

●	Long-term incentives in the form of stock options;

●	Health insurance; and

●	401(k) plan participation with employer contributions.

In determining compensation for our executive officers, the Compensation Committee considers a variety of factors. For 2015 compensation, the most important factors were:

●	BioTime’s and its subsidiaries’ growth and progress in scientific research;

●	Extraordinary performance by an individual during the year;

●	Retention concerns;

●	The executive’s tenure and experience;

●	The executive’s historical compensation;

●	Market data;

●	Our financial position and capital resources; and

●	Fairness.

In reviewing each executive’s overall compensation, the Compensation Committee considers an aggregate view of base salary and bonus opportunities, previous stock option grants, and the dollar value of benefits and perquisites. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against our financial position and capital resources. In evaluating the compensation of executive officers, the Compensation Committee considers input from the Co-Chief Executive Officers who are most familiar with their performance.

BioTime is a growing company and our compensation policies are still evolving. In the course of BioTime’s growth, we may implement new compensation plans and policies and modify existing ones. Accordingly, executive compensation paid during 2016 or approved for payment for 2016 may or may not be reflective of the compensation that will be paid during subsequent years, except to the extent that the executives receive compensation under employment agreements that continue in effect during those years. In this regard, the Compensation Committee may consider the implementation of performance based bonus programs under which awards would be based upon the attainment of pre-set quantified bench marks or goals. As permitted by the Compensation Committee Charter, the Compensation Committee engaged the services of an independent executive compensation consulting firm to provide information about comparative compensation offered by peer companies, market survey information, and information about trends in executive compensation.

18

Base Salaries

The minimum base salaries of Michael D. West and Aditya P. Mohanty, our Co-Chief Executive Officers, Russell L. Skibsted, our Chief Financial Officer during 2016 were defined by their respective employment agreements which were approved by the Board of Directors, without the vote of Dr. West in the case of his employment agreement. The base salaries for our executive officers are reviewed annually and adjusted from time to time to realign salaries with market levels and to reflect the growth of the company, the scope of the responsibilities of the executives, and their performance, and are intended to be competitive with the compensation paid to executives with comparable qualifications, experience, and responsibilities in similar businesses of comparable size. A significant portion of BioTime’s business is conducted by its subsidiaries and the management and oversight of those subsidiaries, some of which are located overseas, is also taken into account in determining base salaries.

During March 2016, the Compensation Committee reviewed the base salaries of Dr. West, Mr. Mohanty, and Mr. Skibsted which had been set at $680,315, $500,000 and $360,000, respectively, during 2015. The Compensation Committee determined that during 2016 the base salaries each of those executive officers would remain at the 2015 levels. In the case of Dr. West, that decision was made based on the relationship of his salary to chief executive officers in the company’s peer group and considering BioTime’s overall performance during 2015. In the case of Mr. Mohanty, his salary had recently been increased from $450,000 to $500,000 during October 2015 when he was appointed Co-Chief Executive Officer. In the case of Mr. Skibsted, his salary had recently been set when he was appointed Chief Financial Officer during November 2015.

The compensation of William Annett, the President and Chief Executive Officer of OncoCyte, including his base salary, bonus, and award of stock options under the OncoCyte Employee Stock Option Plan, was set by the independent directors of OncoCyte who serve on its Compensation Committee and was approved by OncoCyte’ Board of Directors.

The compensation of Stephen L. Cartt, the President and Chief Executive Officer of Asterias, including his base salary, bonus, and award of stock options and RSUs under the Asterias Equity Incentive Plan, was set by the independent directors of Asterias who serve on its Compensation Committee and was approved by Asterias’ Board of Directors.

Bonuses

Bonuses may be earned by each executive officer based upon the achievement of personal goals established in the executive’s employment agreement, or based upon the personal performance of an executive in helping the company or a subsidiary attain its strategic objectives, as determined by the Compensation Committee. Because we are still conducting research and development, and have not attained profitability, the Compensation Committee has not set performance milestones based upon profit levels and return on equity as the basis for incentive compensation. Instead, the incentive awards have been tied to the achievement of company strategic goals and personal performance. Personal performance is related to the functional responsibility of each executive officer. Important milestones that have been considered by the Compensation Committee or the Board of Directors in determining incentive bonuses or bonus provisions in employment agreements in the past have included (i) procuring additional capital and research grants, (ii) licensing products and technology, (iii) completing specified research and development goals, (iv) achieving organizational goals such as the acquisition of other businesses and the integration of those businesses into our organization, and (v) overall performance of the company.

The Compensation Committee recommended that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee recommended that bonuses be increased over a period of three years. External data indicates that although base salaries are aligned with the comparator peer group, bonuses, when paid, have been significantly below the comparator peer group. By awarding the bonuses over a period of three years, the financial impact of the adjustment will be aligned with the stage of development of the company and its financial situation.

For bonus awards, the Compensation Committee considered the performance of BioTime along with financial factors, and the accomplishments and performance of its individual executives during 2016. During March 2017, the Compensation Committee recommended and the Board of Directors approved discretionary bonuses for 2016 performance be awarded to Aditya P. Mohanty and Russell Skibsted in the amounts of $250,000 and $120,000, respectively, consistent with the target bonus provisions of their respective employment agreements. The BioTime Compensation Committee and Board of Directors approved a $50,000 discretionary bonus to Mr. Kingsley for his service to BioTime and its subsidiaries during 2016. In addition, Dr. West received a contracted bonus in the amount of $65,000, the details of which are described below.

19

Funding for research is critical to our business. Under his employment agreement, Dr. West is entitled to receive an annual bonus equal to the lesser of (A) $65,000 or (B) the sum of 65% of Consulting Fees and 6.5% of Grant Funds we receive during each fiscal year; provided that (x) we obtained the grant that is the source of the Grant Funds during the term of his employment, (y) the grant that is the source of the Grant Funds is not a renewal, extension, modification, or novation of a grant (or a new grant to fund the continuation of a study funded by a prior grant from the same source) obtained by us prior to his employment, and (z) the grant that is the source of the Grant Funds was not obtained by us substantially through the efforts of any consultant or independent contractor compensated by us for obtaining the grant. Grant Funds means money actually paid to us during a fiscal year as a research grant by any federal or state government agency or any not for profit non-government organization, and expressly excludes (1) license fees, (2) royalties, (3) Consulting Fees, (4) capital contributions to us or any of our subsidiaries, or any joint venture of any kind (regardless of the legal entity through which the joint venture is conducted) to which we are a party, and (5) any other payments received by us from a business or commercial enterprise for research and development of products or technology pursuant to a contract or agreement for the commercial development of a product or technology. Consulting Fees means money we receive under a contract that entitles us to receive a cash fee for providing scientific and technical advice to third parties concerning stem cells. For 2016, Dr. West received a bonus of $65,000 based on BioTime’s receipt of Grant Funds.

Equity Awards

Our Equity Incentive Plan permits the award of (a) stock options, (b) shares of restricted stock, (c) stock appreciation rights through which executives may receive cash awards based upon the excess of the market price of our common shares over the strike price of the stock appreciation rights granted, and (d) restricted stock units (“RSUs”) through which an executive may receive common shares or cash payments upon the vesting of the units and satisfaction of any conditions of the award. The stock option plans of most BioTime subsidiaries also permit the grant or sale of restricted stock in lieu of granting stock options, and Asterias’ Equity Incentive Plan, which is modeled on our own, also permits the grant of stock appreciation rights and RSUs.

Stock options, RSUs and other stock based incentive awards, which we refer to generally as “Equity Awards,” are an important part of the compensation packages for BioTime’s employees, directors, and consultants. We strongly believe that attracting and retaining the services of employees, directors, and consultants depends in great measure upon the ability of BioTime and its subsidiaries to provide the kind of incentives that are derived from the ownership of stock and other Equity Awards which are offered by competing pharmaceutical development and bio-technology companies. This is especially true for us and our subsidiaries since the base compensation that we and our subsidiaries offer is often lower than the compensation packages offered by competing companies. For these reasons, most of our subsidiaries have adopted Equity Award plans with the approval of our Board of Directors, including our independent directors.

Our Equity Award programs are intended to align the long-term interests of executives with the interests of shareholders by offering potential gains if our stock price increases, and to provide incentives for employees to work towards the long-term success of BioTime and its subsidiaries by using vesting schedules over several years. In recent years we have used a combination of BioTime Equity Awards and subsidiary Equity Awards. In general, our Compensation Committee believes that we should begin to limit the grant of subsidiary Equity Awards in our smaller and less well established subsidiaries; In order to motivate those employees and to create incentives that are in the best interest of BioTime, we expect to primarily use BioTime Equity Awards, as opposed to subsidiary Equity Awards. However, we expect that our newly created subsidiary AgeX Therapeutics, Inc. will grant Equity Awards to its executives and directors under its own equity incentive plan. Asterias and OncoCyte, which are more established publicly traded companies with their own compensation committees of independent directors, and Cell Cure Neurosciences Ltd. which is located in Israel, grant Equity Awards to their executives and directors under their own stock option or equity incentive plans. Because of the direct relationship between the value of a BioTime and subsidiary Equity Awards and the increased market price of our common shares after the grant date, we feel that Equity Awards will continue to be important to motivate our executive officers and employees to manage BioTime and its subsidiaries in a manner that is consistent with both the long-term interests of our shareholders and our business objectives.

During 2016, Dr. West received from BioTime a grant of 175,000 stock options and 25,000 RSUs, Mr. Mohanty received 375,000 stock options and 75,000 RSUs, and Mr. Skibsted received 50,000 stock options based on the Compensation Committee’s recommendation to the Board of Directors, which took into consideration factors such as company and individual performance, and in the case of Mr. Skibsted the initial grant of stock options under his employment agreement in November 2015.

As of the date of this Proxy Statement, the Compensation Committee has not yet made a recommendation to the Board of Directors for the grant of Equity Awards to Dr. West, Mr. Mohanty, or Mr. Skibsted during 2017, but it intends to do so in the exercise of its discretion.

20

Severance and Change of Control Payments

The employment agreements of our executive officers contain provisions entitling them to severance benefits in the event that an executive’s employment is terminated by us without “cause”, or in certain cases an executive terminates employment for “Good Reason”, or following a “Change of Control” of BioTime.

If we terminate the employment of Dr. West, Mr. Mohanty, or Mr. Skibsted without “cause” as defined in their respective employment agreements, the terminated executive will be entitled to severance benefits. The severance benefits payable to Dr. West will be payment of twelve months base salary, and 100% of his then unvested stock options granted by BioTime and its subsidiaries will vest. However, if Dr. West’s employment is terminated without “cause” within twelve months following a “Change of Control,” he will be entitled to twelve months base salary, and 100% of his then unvested BioTime options will vest. The severance benefits payable to Mr. Mohanty will be payment of six months base salary and 50% of his then unvested stock options will vest. However, if a termination of Mr. Mohanty’s employment without “cause” occurs within twelve months following a “Change of Control,” he will be entitled to either (1) four months base salary if he has been employed by us less than two years, or (2) if he has been employed by us for two or more years, twelve months base salary and 100% of his then unvested BioTime stock options will vest. If we terminate Mr. Skibsted’s employment without “cause,” the severance benefits will be payment of six months base salary and his then unvested stock options will vest. In addition, for a period of six months we will pay any health insurance benefits that Mr. Skibsted was receiving at the time of termination of his employment under a BioTime employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). However, if the termination of Mr. Skibsted’s employment without “cause” occurs within twelve months following a “Change of Control”, and he has been employed by us for two or more years, his severance benefits will include twelve months base salary. Cash severance compensation may be paid in a lump sum or, at our election, in installments consistent with the payment of the executive’s salary while employed by us. In order to receive the severance benefits, the executive must execute a general release of all claims against BioTime and must return all BioTime property in the executive’s possession and the executive must resign from our Board and from the board of directors all BioTime subsidiaries on which the executive served.

William Annett’s employment agreement with OncoCyte provided that if OncoCyte were to terminate Mr. Annett’s, employment without “cause,” or if he were to resign for “good reason,” as defined in his employment agreement, he will be entitled to receive as a severance benefit six months base salary, a pro rates portion of the target bonus for the year, payable on the date that annual bonuses would otherwise be payable to executives, and any unvested stock options that would have vested during the six months following termination of his employment (the “Severance Period”) will vest, and the period during which his vested options may be exercised will be extended to earlier of the date twelve months after termination of his employment or the expiration date of the option. If Mr. Annett’s employment is terminated without “cause” or if he resigns for “good reason” within twelve months following a “Change of Control,” he will be entitled to twelve months base salary and the Severance Period will be twelve months rather than six months. In addition, if Mr. Annett elects continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) we will reimburse him for or we will directly pay the premiums for that coverage until the earlier of the end of the Severance Period or the date on which he receives equivalent health care insurance in connection with new employment. In order to receive the severance benefits, Mr. Annett must execute a general release of all claims against us and must return all our property in his possession.

Stephen L. Cartt’s employment agreement with Asterias provided that if Asterias were to terminate Mr. Cartt’s, employment without “cause,” or if he were to resign for “good reason,” as defined in his employment agreement, he would be entitled to severance benefits consisting of payment of twelve months base salary, 100% of his target bonus as in effect at the date of termination, and 100% of his then unvested Asterias stock options will vest, and in the case of a termination of Mr. Cartt’s employment without “cause,” or his resignation for “good reason,” within twelve months following a “Change of Control,” he would be entitled to twelve months base salary, payable in a lump sum, 100% of his target bonus as in effect at the date of termination and 100% of his then unvested Asterias options will vest and the restrictions on 100% of his shares of Asterias restricted stock will expire.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Exchange Act, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

21

“Good Reason” means (A) a diminution in executive’s base salary; (B) a material change in geographic location at which executive must perform services; (C) any material failure of our successors after a Change of Control to perform, or causing us not to perform, our obligations under the executive’s employment agreement; (D) any action or inaction by us that constitutes a material breach of the terms of the executive’s employment agreement; or (E) any other material adverse change in executive’s duties, authorities, responsibilities, or reporting.

A “Change of Control” and “Good Reason” under Messrs. Annett’s and Cartt’s employment agreements have the same meaning as in the BioTime executive employment agreements except that it pertains to OncoCyte and Asterias, respectively rather than BioTime.

2016 Compensation

The following tables show certain information relating to the compensation of each of our Co-Chief Executive Officers, our Chief Financial Officer, and the President and Chief Executive Officer of our former subsidiary Asterias, and the President and Chief Executive Officer of our former subsidiary OncoCyte who were our only other executive officers whose compensation exceeded $100,000 during 2016, and who are collectively referred to as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and principal Position		Salary		Bonus		Option Awards (1)		Stock Awards(1)		All other compensation(2)		Total
Michael D. West	2016	$680,315		$65,000	(3)	$321,303	(4)	$74,000	(8)	$13,250		$1,153,868
Co-Chief Executive	2015	$680,315		$65,000	(3)	$654,771	(4)	$—		$38,250	(5)	$1,438,336
Officer	2014	$680,315		$204,000	(3)	$624,115	(4)	$—		$38,000	(5)	$1,546,430

Aditya P. Mohanty	2016	$500,000		$250,000	(3)	$688,507	(7)	$222,000	(8)	$13,250		$1,673,757
Co-Chief Executive	2015	$460,417	(6)	$250,000	(3)	$—		$—		$13,250		$723,667
Officer	2014	$5,192	(6)	$—		$1,490,424	(7)	$—		$—		$1,495,616

Russell L. Skibsted	2016	$360,000		$120,000	(3)	$98,117	(9)	$—		$13,250		$591,367
Chief Financial Officer	2015	$45,000		$8,630	(3)	$899,316	(10)	$—		$1,500		$954,446

William Annett(11)	2016	$380,000		$171,000		$481,518	(12)	$—		$12,108		$1,044,627
President and Chief	2015	$173,333		$93,333		$957,347	(13)	$—		$21,262	(14)	$1,245,275
Executive Officer of OncoCyte Corporation

Stephen L. Cartt(15)	2016	$95,990		$—		$2,387,193	(16)	$728,000	(16)	$5,000	(17)	$3,216,183
President and Chief
Executive Officer of
Asterias Biotherapeutics, Inc.

(1)	Stock options and RSUs must be reported here at the aggregate grant date fair value, as if all options and RSUs were fully vested and exercisable at the date of grant, even if the options or RSUs are subject to vesting over time. We use the Black-Scholes-Merton Pricing Model to compute option fair values. For options and RSUs granted during 2016 or 2015, one quarter of the options vested upon completion of 12 full months of continuous employment of the executive measured from the date of grant, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment of the executive. Options granted during 2014 vest and become exercisable in equal monthly installments over a 48 month period.

(2)	Except as otherwise indicated below, “all other compensation” consists of employer contributions to the executive’s account under the BioTime 401(k) plan

22

(3)	As a result of BioTime receiving certain research grants, Dr. West earned bonuses of $65,000 during 2016, 2015, and 2014 under the terms of his employment agreement. For 2016, 2015, and 2014, respectively, the following annual discretionary bonuses were awarded to the executives named in the table: Dr. West $139,000 for 2014; Mr. Mohanty $250,000 for 2016 and $250,000 for 2015; Mr. Skibsted $120,000 for 2016 and $8,360 for 2015. Mr. Mohanty’s 2015 bonus consisted of $50,000 in cash and 67,567 fully vested common shares valued at $200,000 under the Equity Incentive Plan. An annual bonus may be awarded to an executive officer based upon the performance of the executive, as determined by the Board of Directors upon recommendation of the Compensation Committee.

(4)	Dr. West received 175,000 options during 2016 and 200,000 options each during 2015 and 2014 which were valued using the following variables: for 2016 a stock price and exercise price of $3.22, expected term of 6.08 years, volatility of 61.63%, and a bond equivalent yield discount rate of 1.30%; for 2015 a stock price and exercise price of $3.51, expected term of 6.08 years, volatility of 64.69%, and a bond equivalent yield discount rate of 1.90%; and for 2014 a stock price and exercise price of $3.51, expected term of 4.48 years, volatility of 68.03%, and a bond equivalent yield discount rate of 1.32%. Dr. West received 20,000 options in 2015 and 100,000 in 2014 from Asterias which were valued using the following variables: a stock price of $3.85, exercise price of $3.90, expected term of 6.08 years, volatility of 78.38%, and a bond equivalent yield discount rate of 1.685%. Dr. West received 833 options during 2014 from LifeMap Solutions, Inc. which were valued using the following variables: a stock price and exercise price of $500, expected term of 4.52 years, volatility of 73.97%, and a bond equivalent yield discount rate of 1.68%. Dr. West received 125,000 options during 2015 from OncoCyte which were valued using the following variables: a stock price and exercise price of $2.20, expected term of 6.08 years, volatility of 74.86%, and a bond equivalent yield discount rate of 1.6%.

(5)	Other compensation includes payments of $25,000 in 2015 and 2014 as a director of LifeMap Sciences, Inc. and employer contributions of $13,250, $13,250, and $13,000 to his 401(k) plan during 2016, 2015, and 2014, respectively.

(6)	Mr. Mohanty was appointed as BioTime’s Chief Operating Officer effective December 29, 2014. On October 19, 2015, he was appointed to serve as Co-Chief Executive Officer.

(7)	In 2016 and 2014 Mr. Mohanty received 375,000 and 675,000 BioTime options, respectively, which were valued using the following variables: for 2016 a stock price and exercise price of $3.22, expected term of 6.08 years, volatility of 61.63%, and a bond equivalent yield discount rate of 1.30%; and for 2014 a stock price of $3.71, exercise price of $3.78, expected term of 5.52 years, volatility of 68.54%, and a bond equivalent yield discount rate of 1.72%.

(8)	Dr. West and Mr. Mohanty received 25,000 and 75,000 RSUs, respectively, in 2016. The RSUs were subject to time-based vesting but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one share of BioTime common stock. One quarter of the unvested RSUs granted to Dr. West and Mr. Mohanty vested during April 2017.

(9)	In September 2016, Mr. Skibsted received 50,000 BioTime options which were valued using the following variables: a stock price and exercise price of $3.49, expected term of 6.08 years, volatility of 60.42%, and a bond equivalent yield discount rate of 1.36%.

(10)	Mr. Skibsted was appointed as BioTime’s Chief Financial Officer during November 2015. Under his employment agreement, Mr. Skibsted was awarded 450,000 options which were valued using the following variables: a stock price and exercise price of $3.36, expected term of 6.08 years, volatility of 64.33%, and a bond equivalent yield discount rate of 1.75%.

(11)	Mr. Annett became President and Chief Executive Officer of OncoCyte during June 2015 and the compensation shown in this table was paid by OncoCyte. BioTime deconsolidated OncoCyte in February 2017.

(12)	Mr. Annett was granted 250,000 OncoCyte options exercisable at an exercise price of $3.06 per share.

23

(13)	Upon appointment as OncoCyte’s President and Chief Executive Officer, Mr. Annett was granted 605,000 OncoCyte options upon exercisable at an exercise price of $2.20 per share of which 5,000 options vested on the date of grant. In July 2015, Mr. Annett received 50,000 BioTime options which were valued using the following variables: a stock price and exercise price of $3.51 expected term of 6.08 years, volatility of 64.69%, and a bond equivalent yield discount rate of 1.90%.

(14)	Other compensation also includes 10,000 OncoCyte options, with a fair market value of $13,262, granted as partial compensation for serving on the OncoCyte Board of Directors of which 5,000 stock options were forfeited before Mr. Annett was appointed OncoCyte’s President and Chief Executive Officer.

(15)	Mr. Cartt was appointed Asterias’ President and Chief Executive Officer and as a member of its Board of Directors in February 2016. The compensation shown in this table was paid by Asterias. BioTime deconsolidated Asterias in May 2016.

(16)	With the appointment as Asterias’ President and Chief Executive Officer, Mr. Cartt received 200,000 shares of restricted stock and 1,000,000 Asterias options exercisable at an exercise price of $3.64 per share. The shares of restricted stock were granted under Asterias’ Equity Incentive Plan and were subject to time-based vesting but must be reported here at the aggregate grant date fair value, as if the restricted stock was fully vested and exercisable at the date of grant. Each share of restricted stock represents a contingent right to receive one share of Asterias common stock. The restrictions on the shares of restricted stock expired as of February 28, 2017.

(17)	Other compensation includes BioTime board meeting attendance fees Mr. Cartt received while serving as a member of BioTime’s Board of Directors during 2016 prior to his resignation as a director in February 2016 at which time he was appointed as Asterias’ President and Chief Executive Officer.

Grants of Plan-Based Awards

The following table sets forth information regarding Equity Awards granted by BioTime under the Equity Incentive Plan, and Equity Awards granted by our subsidiaries under their Equity Award plans (as footnoted below) to our Named Executive Officers during the year ended December 31, 2016.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(#) (1)		Exercise or Base Price of Option Awards ($/share) (2)	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($) (3)
Michael D. West	04/07/16	175,000	(4)	$3.22	—		$321,303
	04/11/16	—		$—	25,000	(5)	$74,000

Aditya P. Mohanty	04/07/16	375,000	(4)	$3.22	—		$688,507
	04/11/16	—		$—	75,000	(5)	$222,000

Russell L. Skibsted	09/08/16	50,000	(6)	$3.49	—		$98,117

William Annett (7)	02/16/16	250,000	(7)	$3.06	—		$481,519

Stephen L. Cartt (8)	02/26/16	1,000,000	(8)	$3.64	—		$2,387,193
	—	—		$—	200,000	(8)	$728,000

24

(1)

All of the stock options have ten-year terms. Except as otherwise noted one quater of the options will vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment.

(2)	Fair market values of subsidiary stock were determined by the respective boards of directors of the subsidiaries based on independent valuations or other factors.

(3)	The options must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant even though the options are subject to vesting over time. We use the Black-Scholes-Merton Pricing Model to compute option fair values.

(4)	The options were granted under BioTime’s Equity Incentive Plan. The variables used to compute the option values were: stock price and exercise price of $3.22 expected term of 6.08 years, volatility of 61.63%, and a bond equivalent yield discount rate of 1.30%.

(5)	The RSUs were granted under BioTime’s Equity Incentive Plan on April 11, 2016, at which time the closing price on the NYSE MKT was $2.96 per share. None of the RSUs vested during 2016. The RSUs are subject to time-based vesting over a 4 year period with the first 25% vesting on the first anniversary date and the remaining vesting in equal quarterly installment over the remaining 3 years but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one BioTime common share.

(6)	The options were granted under BioTime’s Equity Incentive Plan. The variables used to compute the option values were: stock price and exercise price of $3.49, expected term of 6.08 years, volatility of 60.42%, and a bond equivalent yield discount rate of 1.36%.

(7)	The options were granted under OncoCyte’s Stock Option Plan. The variables used to compute the option values were: stock price and exercise price of $3.06 expected term of 6.08 years, volatility of 70.23%, and a bond equivalent yield discount rate of 1.38%. BioTime deconsolidated OncoCyte in February 2017.

(8)	The options and shares of restricted stock were granted under Asterias’ Equity Incentive Plan. The variables used to compute the option values were: stock price and exercise price of $3.64 expected term of 6.02 years, volatility of 74.80%, and a bond equivalent yield discount rate of 1.39%. The restricted stock was granted on February 26, 2016, at which time the closing price on the NYSE MKT was $3.64 per share. The restricted stock was subject to time-based vesting but must be reported here at the aggregate grant date fair value, as if the restricted stock was fully vested and exercisable at the date of grant. The restrictions on the restricted stock expired in two equal installments on August 31, 2016 and on February 28, 2017. Mr. Cartt served on BioTime’s Board of Directors through February 2016 at which time he was appointed President and Chief Executive Officer of our former subsidiary Asterias. BioTime deconsolidated Asterias in May 2016.

Stock Options Outstanding at Year End

The following table summarizes certain information concerning BioTime stock options and options to purchase common stock or ordinary shares in certain BioTime subsidiaries granted under the subsidiary stock option plans (as footnoted below), and held as of December 31, 2016 by our Named Executive Officers.

25

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

BioTime and Subsidiary Option and Stock Awards

Name	Stock Option Plan Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Stock that have Not Vested
Michael D. West	BioTime, Inc. Equity Incentive Plan	—	175,000	(1)	$3.22	April 6, 2026	—		—
		87,500	112,500	(2)	$3.51	July 9, 2025	—		—
		137,500	62,500	(3)	$3.51	March 19, 2021	—		—
		200,000	—		$4.22	February 19, 2020	—		—
		—	—		—	—	25,000	(4)	$74,000

	Asterias Biotherapeutics, Inc. Equity Incentive Plan	9,166	10,834	(5)	$3.90	February 12, 2025	—		—
		93,750	6,250	(6)	$2.34	March 9, 2020	—		—

	BioTime Asia, Limited 2011 Stock Option Plan	200	—		$0.01	December 28, 2020	—		—

	LifeMap Sciences, Inc. 2011 Stock Option Plan	89,698	9,442	(7)	$1.75	September 30, 2020	—		—
		44,642	—		$0.50	March 28, 2018	—		—

	LifeMap Solutions, Inc. Stock Option Plan	520	—	(8)	$500.00	February 12, 2017	—		—

	OncoCyte Corporation 2011 Stock Option Plan	59,895	65,105	(9)	$2.20	January 8, 2025	—		—
		250,000	—		$1.34	December 28, 2020	—		—

	OrthoCyte Corporation 2010 Stock Option Plan	500,000	—		$0.05	December 28, 2020	—		—

	ReCyte Therapeutics, Inc. 2011 Stock Option Plan	500,000	—		$2.05	December 28, 2020	—		—

Aditya P. Mohanty	BioTime, Inc. Equity Incentive Plan	—	375,000	(10)	$3.22	April 6, 2026	—		—
		337,500	337,500	(11)	$3.78	December 28, 2024	—		—
		—	—		—	—	75,000	(4)	$222,000

Russell L. Skibsted	BioTime, Inc. Equity Incentive Plan	—	50,000	(12)	$3.49	September 7, 2026	—		—
		121,875	328,125	(13)	$3.36	November 15, 2025	—		—

William Annett	BioTime, Inc. Equity Incentive Plan	18,750	31,250	(14)	$3.51	July 9, 2025	—		—

	OncoCyte Corporation Stock Option Plan	—	250,000	(15)	$3.06	February 15, 2026	—		—
		225,000	375,000	(16)	$2.20	June 15, 2025	—		—
		5,000	—		$2.20	June 15, 2025	—		—
		5,000	—		$2.20	January 8, 2025	—		—

Stephen L. Cartt	Asterias Biotherapeutics, Inc. Equity Incentive Plan	—	1,000,000	(17)	$3.64	February 25, 2026	—		—
		—	—		—	—	200,000	(17)	$728,000

	BioTime, Inc. Equity Incentive Plan	10,000	—		$3.57	June 30, 2020	—		—
		20,000	—		$3.43	November 13, 2019	—		—

26

(1)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime, measured from the date of grant, April 7, 2016, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime.

(2)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime, measured from the date of grant, July 10, 2015, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime.

(3)	These options become exercisable in 48 equal monthly installments from the date of grant, March 20, 2014, based upon the completion of each month of continuous service as an employee or director of BioTime

(4)	The RSUs were granted under BioTime’s Equity Incentive Plan on April 11, 2016, at which time the closing price on the NYSE MKT was $2.96 per share. None of the RSUs vested during 2016. The RSUs are subject to time-based vesting over a 4 year period with the first 25% vesting on the first anniversary date and the remainder vesting in equal quarterly installment over the remaining 3 years but must be reported here at the aggregate grant date fair value, as if the RSUs were fully vested and exercisable at the date of grant. Each RSU represents a contingent right to receive one of BioTime common share.

(5)	One quarter of the options vested upon completion of 12 full months of continuous service as an employee or director of BioTime or Asterias, measured from the date of grant, July 10, 2015, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime or Asterias.

(6)	These options vest in 48 equal monthly installments from the date of grant, March 10, 2013, based upon the completion of each month of continuous service as an employee or director of Asterias or BioTime.

(7)	These options vest in 42 equal monthly installments from the date of grant, October 1 2013 based upon the completion of each month of continuous service as an employee or director of LifeMap Sciences, Inc. or BioTime.

(8)	Mr. West forfeited 313 options upon his resignation from the LifeMap Solutions Board of Directors in November 2016.

(9)	The options vest over a period of 48 months from the date of grant, January 9, 2015.

(10)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime, measured from the date of grant, April 7, 2016, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime, or Mr. Mohanty remaining a director of BioTime.

(11)	These options vest in 48 equal monthly installments from the date of grant, December 29, 2014, based upon the completion of each month of continuous service as an employee or director of BioTime .

(12)	One quarter of the options will vest upon completion of 12 full months of continuous employment by BioTime measured from the date of grant, September 8, 2016, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime.

(13)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime measured from the date of grant, November 16, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by BioTime.

(14)	One quarter of the options vested upon completion of 12 full months of continuous employment by BioTime or OncoCyte, measured from the date of grant, July 10, 2015, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of BioTime or OncoCyte.

(15)	One quarter of the options vested upon completion of 12 full months of continuous employment by OncoCyte measured from the date of grant, February 16, 2016, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of OncoCyte.

(16)	One quarter of the options vested upon completion of 12 full months of continuous employment by OncoCyte measured from the date of grant, June 15, 2015, and the balance of the options vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous service as an employee or director of OncoCyte.

(17)	On February 29, 2016, Asterias appointed Stephen L. Cartt as President and Chief Executive Officer and as a member of the Board of Directors of Asterias. Under this employment agreement, Mr. Cartt received stock options to purchase 1,000,000 shares of Asterias common stock at an exercise price of $3.64 per share, and a grant of 200,000 restricted shares of Asterias common stock. Subject to Mr. Cartt’s continued employment with Asterias, the stock options vest in equal monthly installments over 48 months commencing on March 31, 2016, and the restricted stock vested in two equal installments on August 31, 2016 and on February 28, 2017.

Options Exercised and Stock Based Awards Vested

The following table presents certain information concerning the exercise of stock options by our Named Executive Officers and vesting of restricted stock or RSUs held by our Named Executive Officers during the fiscal year ended December 31, 2016.

OPTION EXERCISES AND STOCK VESTED

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting(#)	Value realized on vesting ($) (1)
Michael D. West	—	—	961	$4,517
Stephen L. Cartt	—	—	100,000(2)	$279,000

(1)	Represents the number of vested RSUs or restricted shares multiplied by the market value of the underlying common stock on the applicable vesting date.

(2)	Represents the number of vested shares of restricted stock granted under the Asterias Equity Incentive Plan.

27

Potential Payments Upon Termination or Change in Control

As discussed above, the terms of the employment agreements of our Named Executive Officers entitle them to receive severance payments upon termination of their employment without “cause” or following a “change of control” of BioTime or in the case of Mr. Annett and Mr. Cartt, without “cause” or for “good reason” following a change of control of OncoCyte or Asterias, respectively. The table below summarizes the potential severance payments under the individual employment agreements for those executive officers if a termination without “cause” or a change of control event occurred on December 31, 2016.

Officer and Position	Benefit	Before Change in Control Termination w/o Cause (1)	After Change of Control Termination w/o Cause
Michael D. West, Co-Chief Executive Officer	Cash Payment(1)	$340,158	$680,315
	Equity Award Vesting(2)	88,000	176,000

Aditya P. Mohanty, Co-Chief Executive Officer	Cash Payment(1)	$257,252	$514,504
	Equity Award Vesting(2)	208,500	417,000

Russell L. Skibsted, Chief Financial Officer	Cash Payment(1)	$194,403	$194,403
	Equity Award Vesting(2)	88,031	88,031

William Annett, President and Chief Executive Officer of OncoCyte	Cash Payment(1)	$204,434	$408,867
	Equity Award Vesting(2)	2,816,250	2,816,250

Stephen L. Cartt, President and Chief Executive Officer of Asterias(3)	Cash Payment(1)	$339,300	$678,600
	Equity Award Vesting(4)	$302,000	$604,000

(1)	Amounts represent lump sum severance payments that could be paid to the executive officer under such executive’s employment agreement as of December 31, 2016.

(2)	The total estimated net fair value of all unvested options, RSUs and restricted stock represents the closing price of the shares on the NYSE MKT on December 31, 2016, less, in the case of options, the exercise price of options multiplied by the number of unvested options.

(3)	The potential payments upon termination without cause before and after change of control for Mr. Cartt are based on his compensation as of May 13, 2016 at which time our ownership percentage in Asterias fell below 50% and it ceased to be a consolidating subsidiary of BioTime.

(4)	Equity Award vesting amounts pertain to unvested shares of restricted stock valued at the closing price of $3.02 per share on the NYSEKMKT on May 13, 2016, when Asterias ceased to be a consolidated subsidiary of BioTime. The exercise price of the unvested options is greater than the closing stock price on May 13, 2016, which results in a negative net fair value of all unvested options. Therefore, the net estimated fair value of invested options is zero for purposes of this presentation.

28

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We do make contributions to 401(k) plan accounts for participating executive officers and other employees.

Consideration of Shareholder Advisory Vote on Executive Compensation

The results of our advisory vote on executive compensation at our 2015 Annual Meeting of Shareholders showed that more than 89% of the shares that voted approved the compensation we provided to our “Named Executive Officers” during 2014. Our Compensation Committee is pleased that our shareholders have express satisfaction with the Committee’s compensation decisions. Two new policies were implemented by the Compensation Committee during 2014 and were continued during 2015. The Compensation Committee supported the recommendation of management to establish an annual raise guideline of 3% as recommended by the compensation consultant retained by the Compensation Committee. There was a pool of money based upon 3% of the current annual wages, distributed among BioTime employees based upon annual performance assessments. The actual percentage raise to each executive or other employee differed based upon their individual performance with the total increase awarded to all employees being no more than the 3% pool amount. Also, the Compensation Committee recommended that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by the Committee. To achieve this goal, the Compensation Committee recommended that bonuses be increased over a period of three years and that bonuses be awarded in lieu of merit increases to base salaries during that period. External data indicates that although base salaries are aligned with the comparator peer group, bonuses paid by BioTime have been significantly below the comparator peer group. By allocating the bonuses over a period of three years, the financial impact of the adjustment will be aligned with the stage of development of the company and its financial situation.

Risk Considerations and Recoupment Policies

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of BioTime and its subsidiaries, and, under the employment agreement of one of our Named Executives, bonus awards based on BioTime’s receipt of research grant funding. The stock options that we have granted to our executive officers under the Equity Incentive Plan vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership.

Because BioTime has not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have not adopted specific policies regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We may adopt such policies, however, if we adopt incentive compensation plans or grant incentive bonuses based on financial performance measures or if we are required to do by the rules of any national securities exchange or interdealer quotation system on which our common shares or other equity securities are listed.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that a company can deduct in any one year for compensation paid to its chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year, other than the company’s chief financial officer. The $1 million deduction limit does not apply to compensation that is performance-based and provided under a shareholder-approved plan. The Compensation Committee has never awarded cash compensation, in the form of salary and bonuses, in excess of the $1 million limit. BioTime’s stock option awards are designed to qualify for tax deductibility. Notwithstanding the foregoing, we may elect to pay compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives.

29

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of April 5, 2017 concerning beneficial ownership of common shares by each shareholder known by us to be the beneficial owner of 5% or more of our common shares. Information concerning certain beneficial owners of more than 5% of the common shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
Neal C. Bradsher(1) Broadwood Partners, L.P. Broadwood Capital, Inc. 724 Fifth Avenue, 9th Floor New York, NY 10019	27,327,162	24.6%

Alfred D. Kingsley(2) Greenbelt Corp. Greenway Partners, L.P. 150 E. 57th Street New York, NY 10022	7,687,752	6.9%

(1)	Includes 27,119,254 shares owned by Broadwood Partners, L.P., 50,000 shares that Broadwood Partners, L.P. may acquire from another shareholder upon the exercise of an option, 62,908 shares owned by Neal C. Bradsher, and 95,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 5,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Partners, L.P. also beneficially owns 1,641,025 shares of Asterias common stock, which constitute approximately 3.6 % of the outstanding Asterias shares, and 4,385,786 shares of OncoCyte common stock, which include 1,325,961 shares that may be acquired upon the exercise of warrants, and also 3,145 shares owned by Mr. Bradsher, which constitute approximately 14.3% of the outstanding OncoCyte shares, as of the date of the information presented in the foregoing table. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(2)	Includes 1,143,346 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,931,555 shares owned solely by Alfred D. Kingsley, and 237,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 12,500 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 11.8% of the outstanding shares of common stock of BioTime’s subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 122,071 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable. Mr. Kingsley beneficially owns 2.2% of the outstanding shares of common stock of BioTime’s subsidiary OncoCyte, including 391,015 shares owned by Mr. Kingsley and 250,000 shares that he may acquire upon the exercise of certain stock options that are presently exercisable. Mr. Kingsley beneficially owns 1.3% of the outstanding shares of common stock of BioTime’s subsidiary BioTime Asia, consisting of 100 shares that may be acquired upon the exercise of certain stock options that are presently exercisable; and 1.2% of the outstanding shares of common stock of BioTime’s subsidiary OrthoCyte Corporation, consisting of 250,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable, in each case as of the date of the information presented in the foregoing table. Mr. Kingsley also holds options to purchase shares of common stock of certain other subsidiaries, which if exercised, would constitute less than 1% of the outstanding shares of each subsidiary.

30

Security Ownership of Management

The following table sets forth information as of April 5, 2017 concerning beneficial ownership of common shares known by us by each member of the Board of Directors, all Named Executive Officers, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
Neal C. Bradsher(1)	27,327,162	24.6%

Alfred D. Kingsley(2)	7,687,752	6.9%

Michael D. West(3)	1,408,800	1.3%

Aditya P. Mohanty(4)	595,693	*

Russell L. Skibsted(5)	168,750	*

Stephana E. Patton(6)	—	*

Stephen C. Farrell(7)	192,450	*

Deborah Andrews(8)	77,000	*

David Schlachet(9)	107,050	*

Michael H. Mulroy(10)	87,550	*

Angus C. Russell(10)	122,500	*

William Annett(11)	23,958	*

Stephen L. Cartt(12)	185,125	*

All executive officers and directors as a group (13 persons)(13)	37,983,790	33.7%

*	Less than 1%

(1)	Includes 27,119,254 shares owned by Broadwood Partners, L.P., 50,000 shares that Broadwood Partners, L.P. may acquire from another shareholder upon the exercise of an option, 62,908 shares owned by Neal C. Bradsher, and 95,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 5,000 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Broadwood Partners, L.P. also beneficially owns 1,641,025 shares of Asterias common stock, which constitute approximately 3.6 % of the outstanding Asterias shares, and 4,385,786 shares of OncoCyte common stock, which include 1,325,961 shares that may be acquired upon the exercise of warrants and also 3,145 shares owned by Mr. Bradsher, which constitute approximately 14.3% of the outstanding OncoCyte shares, as of the date of the information presented in the foregoing table. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

31

(2)	Includes 1,143,346 shares presently owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,931,555 shares owned solely by Alfred D. Kingsley, and 237,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Excludes 12,500 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley beneficially owns 11.8% of the outstanding shares of common stock of BioTime’s subsidiary LifeMap Sciences Inc., including 523,810 shares owned by Mr. Kingsley and 1,047,620 shares owned by Greenway Partners, L.P., and 122,071 shares that may be acquired upon the exercise of certain stock options that are presently exercisable. Mr. Kingsley beneficially owns 2.2% of the outstanding shares of common stock of BioTime’s subsidiary OncoCyte, including 391,015 shares owned by Mr. Kingsley and 250,000 shares that he may acquire upon the exercise of certain stock options that are presently exercisable. Mr. Kingsley currently has options to purchase common shares or ordinary shares of certain other BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle him to acquire: 1.3% of the outstanding shares of BioTime Asia; 1.2% of the outstanding shares of OrthoCyte Corporation; and less than 1% of the outstanding shares of other subsidiaries.

(3)	Includes 6,250 RSUs that will vest 60 days, 526,563 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 18,750 RSUs that will not vest within the next 60 days and 448,437 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Dr. West beneficially owns 2.17% of the outstanding shares of OncoCyte including 43,799 shares owned by Dr. West, 322,917 shares that Dr. West may acquire and 270,417 shares that his wife Dr. Karen Chapman may acquire upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days, but excluding 52,083 shares that may be acquired by Dr. West upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Dr. West currently has options to purchase common shares or ordinary shares of certain other BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Dr. West to acquire: 2.6% of the outstanding shares of BioTime Asia; 2.3% of the outstanding shares of OrthoCyte Corporation; 1.9% of the outstanding shares of ReCyte Therapeutics, Inc., and less than 1% of the outstanding shares of Asterias

(4)	Includes 18,750 RSUs that will vest within 60 days, 509,376 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 56,250 RSUs that will not vest within the next 60 days and 540,624 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(5)	Includes 168,750 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 331,250 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(6)	Excludes 250,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(7)	Includes 95,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(8)	Includes 75,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(9)	Includes 75,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days. Mr. Schlachet currently has options to purchase ordinary shares of Cell Cure, one of BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Mr. Schlachet to less than 1% of the outstanding shares of Cell Cure.

32

(10)	Includes 55,000 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(11)	Includes 23,958 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 26,042 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(12)	Includes 30,000 shares that may be acquired upon the exercise of certain stock options that are presently exercisable.

(13)	Includes 50,000 shares that may be acquired upon the exercise of certain private options, 25,000 shares issuable upon the vesting of RSUs that vest within 60 days, and 1,946,147 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days. Excludes 75,000 RSUs that will not vest within 60 days and 1,638,853 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and will not become exercisable within 60 days.

Certain Relationships and Related Transactions

Since July 1 2009, Alfred D. Kingsley has made available to us the use of approximately 900 square feet of office space in New York City. We pay the office building owner $5,050 per month for the use of the space.

During May 2016, Asterias completed the sale of 5,147,059 shares of its Series A common stock and warrants to purchase 2,959,559 shares of its common stock, through an underwritten public offering. Broadwood Partners, L.P. (“Broadwood”) purchased 2,058,823 shares of Asterias common stock and 1,029,412 warrants in the offering. Neal C. Bradsher, a member of our Board of Directors, is the President, of Broadwood Capital, Inc., the investment adviser of Broadwood Partners, L.P. and Broadwood beneficially owns more than 5% of our outstanding common shares.

During August 2016, OncoCyte sold an aggregate of 3,246,153 immediately separable “units,” with each unit consisting of one share of OncoCyte’s common stock and one warrant to purchase one share of OncoCyte common stock, at a price of $3.25 per unit (the “OncoCyte Units”). George Karfunkel, who beneficially owned more than 5% of our outstanding common shares, purchased 1,000,000 OncoCyte Units, and Broadwood purchased 1,538,461 OncoCyte Units.

During February 2017, certain investors who purchased OncoCyte Units, including Broadwood, entered into Warrant Exercise Agreements pursuant to which they exercised some of the warrants that were included in the OncoCyte Units, and purchased OncoCyte common stock earlier than the expiration date of the warrants. Under the Warrant Exercise Agreements, OncoCyte issued new warrants to those investors. Broadwood exercised 425,000 warrants and was issued 212,500 new OncoCyte warrants with exercise of $3.25 per warrant share in addition to the 425,000 shares of OncoCyte common stock purchased through the exercise of the warrants. The new OncoCyte warrants are exercisable at any time for five years from the date of issue.

Related Person Transaction Policy

During April 2011, we adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our common shares, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Audit Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, the Audit Committee will review and consider:

●	the interest of the officer, director, beneficial owner of more than 5% of our common shares, or any member of their immediate family (“Related Person”) in the Related Person Transaction;

●	the approximate dollar value of the amount involved in the Related Person Transaction;

33

●	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the transaction to us; and

●	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about a Related Person Transaction. The Audit Committee may approve or ratify the Related Person Transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website atwww.biotimeinc.com.

COMPLIANCE WITH SECTION 16(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other BioTime equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2016, except that a Form 3 was filed late by James A. Knight and Forms 4 were filed late by Judith Segall and Mr. Knight.

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTANTS

The Board of Directors has selected OUM & Co., LLP (“OUM”) as our independent registered public accountants. The Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2017. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the common shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our consolidated financial statements.

We expect that a representative of OUM will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of OUM as Our Independent Registered Public Accountants

OUM served as our independent registered public accountants and audited our annual consolidated financial statements for the fiscal years ended December 31, 2016, 2015 and 2014.

34

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed to us during the fiscal years ended December 31, 2016 and 2015 by OUM:

	2016	2015
Audit Fees(1)	$682,536	$388,205
Audit Related Fees(2)	4,800	27,000
Tax Fees(3)	—	—
Total Fees	$687.336	$415,205

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of BioTime’s consolidated annual financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements. For the fiscal years ended December 31, 2016 and 2015, aggregate fees for professional services billed by OUM were $485,475 and 342,055, respectively.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of BioTime’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings. For the fiscal years ended December 31, 2016 and 2015, aggregate fees for professional services billed by OUM were $0.00 and $13,500, respectively and by Rothstein Kass were $4,800 and $13,500, respectively. Rothstein Kass served as our independent registered public accounts from February 2007 through June 30, 2014, at which time the assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates were acquired by KPMG LLP.

(3)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions. For the fiscal years ended December 31, 2016 and 2015, no fees were billed by OUM.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. During 2016, 100% of the fees paid to OUM  were approved by the Audit Committee.

AMENDMENT OF OUR EQUITY INCENTIVE PLAN

We are asking the shareholders to approve an amendment (the “Incentive Plan Amendment”) to our Equity Incentive Plan (the “Incentive Plan”) that, if approved, will make an additional 6,000,000 common shares available for sale or the grant of stock options or other equity-based compensation awards (“Awards”) under the Incentive Plan. Approval of the Incentive Plan Amendment requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the Incentive Plan Amendment.

35

The Board of Directors Recommends A Vote “FOR” the

Approval of the Incentive Plan Amendment

The following summaries of the Incentive Plan Amendment and the Incentive Plan as a whole are qualified in all respects by reference to the full text of the Incentive Plan, a copy of which a copy of which is available upon request from our corporate Secretary. A copy of the full text of the Incentive Plan Amendment is attached to this Proxy Statement as Appendix A.

Summary and Reasons for the Incentive Plan Amendment

The Incentive Plan, as originally approved by our shareholders at our 2013 annual meeting, made 4,000,000 shares available for the grant of stock options and other Awards. An amendment to the Incentive Plan was approved by our shareholders in 2015 to make 6,000,000 additional shares available for the grant of Awards. A substantial number of those shares have been used for the grant of Awards, leaving the number of shares remaining available for future Awards insufficient for BioTime’s near term future needs. The Board believes that amending Section 4.1 of the Incentive Plan to make 6,000,000 additional shares available for the grant of stock options and other Awards will fulfill our needs for the near future. As in the past, any future increase in the number of shares available under the Incentive Plan would be submitted to our shareholders for approval.

Stock options and other equity-based Awards are an important part of employee and director compensation packages. The Board strongly believes that our ability to attract and retain the services of employees, consultants, and directors depends in great measure upon our ability to provide the kind of incentives that are derived from the ownership of stock and stock options that are offered by other pharmaceutical development and bio-technology companies. This is especially true for us since the salaries we pay our employees may be lower than the compensation packages offered by competing companies. We believe that we will be placed at a serious competitive disadvantage in attracting and retaining capable employees, consultants, and directors at a critical time in our corporate development, unless the number of shares available under the Incentive Plan is increased at this time.

Summary of the Incentive Plan

Awards may consist of stock options, the grant or sale of restricted stock (“Restricted Stock”), the grant of SARs, and the grant of hypothetical units issued with reference to our common shares (“Restricted Stock Units”). Awards may be granted under the Incentive Plan to our employees, directors, and consultants, and those of our subsidiaries, including also subsidiaries that we may form or acquire in the future. The Incentive Plan will be administered by our Board of Directors or by the Compensation Committee (the “Committee”), who will make all determinations with regard to the grant and terms of Awards, subject to the terms of the Incentive Plan.

Awards may vest and thereby become exercisable or have restrictions on forfeiture lapse on the date of grant or in periodic installments or upon the attainment of performance goals, or upon the occurrence of specified events as determined by the Board or the Committee. The Board or Committee, in its discretion, may accelerate the vesting of an Award after the date of grant.

No person shall be granted, during any one year period, options to purchase, or SARs with respect to, more than 1,000,000 shares in the aggregate, or any Awards of Restricted Stock or Restricted Stock Units with respect to more than 500,000 shares in the aggregate. If an Award is to be settled in cash, the number of shares on which the Award is based shall not count toward the individual share limit.

No Awards may be granted under the Incentive Plan more than ten years after the date upon which the Incentive Plan was adopted by the Board of Directors, and no options or SARS granted under the Incentive Plan may be exercised after the expiration of ten years from the date of grant.

Stock Options

Options granted under the Incentive Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified” stock options that do not qualify incentive stock options. Incentive stock options may be granted only to our employees and employees of our subsidiaries. The exercise price of stock options granted under the Incentive Plan must be equal to the fair market of our common stock on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of our stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of our common stock on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of our common stock (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

The exercise price of an option may be payable in cash or in common stock having a fair market value equal to the exercise price, or in a combination of cash and common stock, or other legal consideration for the issuance of stock as the Board of Directors or Committee may approve.

36

Generally, options will be exercisable only while the optionee remains an employee, director or consultant, or during a specific period thereafter as approved by the Board or Committee, which will generally be three months, but in the case of the termination of an employee, director, or consultant’s services due to death or disability, the period for exercising a vested option shall be extended to the earlier of 12 months after termination or the expiration date of the option.

The number of shares covered by the Incentive Plan, and the number of shares and the exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding common shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding common shares effected without receipt of consideration by us.

Restricted Stock and Restricted Stock Units

In lieu of granting options, we may enter into purchase agreements with employees under which they may purchase or otherwise acquire Restricted Stock or Restricted Stock Units subject to such vesting, transfer, and repurchase terms and restrictions as the Board or Committee may determine. We may permit employees or consultants, but not executive officers or directors, who purchase Restricted Stock to pay for their shares by delivering a promissory note or an installment payment agreement that may be secured by a pledge of their Restricted Stock. We may also issue Restricted Stock for services actually performed by the recipient prior to the issuance of the Restricted Stock.

The Board or Committee may require that Restricted Stock shall be held by us or in escrow pending the expiration or release of the applicable restrictions. Unvested Restricted Stock for which we have not received payment may be forfeited to us, or we may have the right to repurchase unvested shares upon the occurrence of specified events, such as termination of employment.

Subject to the restrictions set by the Board or Committee, a recipient of Restricted Stock generally shall have the rights and privileges of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the Restricted Stock shall be withheld by us for the recipient’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Board or Committee. The cash dividends or stock dividends so withheld and attributable to any particular share of Restricted Stock (and earnings thereon, if applicable) shall be distributed to the recipient in cash or, at the discretion of the Board or Committee, in common shares having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on the Restricted Stock and, if the Restricted Stock is forfeited, the recipient shall have no right to the dividends.

The terms and conditions of a grant of Restricted Stock Units shall be determined by the Board or Committee. No common shares shall be issued at the time a Restricted Stock Unit is granted, and we will not be required to set aside a fund for the payment of any such award. A recipient of Restricted Stock Units shall have no voting rights with respect to the Restricted Stock Units. Upon the expiration of the restrictions applicable to a Restricted Stock Unit, we will either issue to the recipient, without charge, one common share per Restricted Stock Unit or cash in an amount equal to the fair market value of one common share.

At the discretion of the Board or Committee, each Restricted Stock Unit (representing one common share) may be credited with cash and stock dividends paid in respect of one common share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by us for the recipient’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Board or Committee. Dividend Equivalents credited to a recipient’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Board or Committee, in common shares having a fair market value equal to the amount of the Dividend Equivalents and earnings, if applicable, upon settlement of the Restricted Stock Unit. If a Restricted Stock Unit is forfeited, the recipient shall have no right to the related Dividend Equivalents.

SARs

An SAR is the right to receive, upon exercise, an amount payable in cash or shares or a combination of shares and cash, as determined by the Board or Committee, equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of (a) the fair market value of a common share on the date the SAR is exercised, over (b) the exercise price specified in the SAR Award agreement. SARs may be granted either as free standing SARs or in tandem with options, and with such terms and conditions as the Board or Committee may determine. No SAR may be exercised later than 10 years after the date of grant.

The exercise price of an SAR will be determined by the Board or Committee, but shall not be less than 100% of the fair market value of one common share on the date of grant. An SAR granted in conjunction with an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that the SAR by its terms shall be exercisable only when the fair market value per share exceeds the exercise price per share of the SAR or related option. Upon any exercise of an SAR granted in tandem with an option, the number of shares for which the related option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares for which an SAR issued in tandem with an option shall be exercisable shall be reduced by the number of shares for which the related option has been exercised.

37

Withholding

To the extent provided by the terms of an Award Agreement or as may be approved by the Board or Committee, an optionee or recipient of a Restricted Stock or Restricted Stock Unit Award or SAR may satisfy any federal, state or local tax withholding obligation relating to the Award by any of the following means (in addition to our right to withhold from any compensation paid to the Award recipient) or by a combination of such means: (a) tendering a cash payment; (b) authorizing us to withhold common shares from the shares otherwise issuable to the recipient as a result of the exercise or acquisition of shares under the Award, provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to us previously owned and unencumbered BioTime common shares.

Changes in Shares Under the Incentive Plan

In the event of changes in the outstanding common shares or in our capital structure by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, the terms of Awards granted under the Incentive Plan, and the maximum number of shares subject to all Awards under the Incentive Plan or with respect to which any one person may be granted Awards during any one year period, will be equitably adjusted or substituted, as to the number, price or kind of shares or other consideration subject to the Awards to the extent necessary to preserve the economic intent of the Awards. In making such adjustments, the Board or Committee shall generally ensure that the adjustments will not constitute a modification, extension or renewal of an incentive stock option within the meaning of Section 424(h)(3) of the Code, and in the case of non-qualified options, ensure that any adjustments will not constitute a modification of such non-qualified options within the meaning of Section 409A of the Code, and that adjustments or substitutions of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not cause us to be denied a tax deduction on account of Section 162(m) of the Code.

Restrictions on Transfers of Options

Under the Incentive Plan, stock options may be transferred to a limited class of defined “Permitted Transferees,” such as the option holder’s immediate family members, family trusts and family controlled companies. In addition, options may be transferred to a securities broker/dealer to exercise the options on the option holder’s behalf as a means of the option holder obtaining the funds needed to exercise the option, provided that the fair market value of the shares being acquired exceeded the exercise price of the option at the close of the market on the trading day preceding the exercise date.

Repricing Prohibition

The Incentive Plan prohibits any modification of the purchase price or exercise price of an outstanding option or other Award if the change would effect a “repricing’ without shareholder approval. As defined in the Incentive Plan, “repricing” means a reduction in the exercise price of an outstanding option or SAR or cancellation of an “underwater” or “out-of-the-money” Award in exchange for other Awards or cash. An “underwater” or “out-of-the-money” Award is defined to mean an Award for which the exercise price is less than the “fair market value” of BioTime common shares. The fair market value is generally determined by the closing price of BioTime common shares on the NYSE MKT or any other national securities exchange or inter-dealer quotation system on which BioTime common shares are traded.

Limitation on Share Recycling

Shares subject to an Award shall not again be made available for issuance or delivery under the Incentive Plan if those shares are (a) shares tendered in payment of an option, (b) shares delivered or withheld by BioTime to satisfy any tax withholding obligation, (c) shares covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award, or (d) shares repurchased by BioTime using the proceeds from option exercises. Only shares subject to an Award that is cancelled or forfeited or expires prior to exercise or realization may be regranted under the Incentive Plan.

Future Incentive Plan Awards

Other than with respect to certain stock option Awards to be made to our non-employee directors as described in “CORPORATE GOVERNANCE—Compensation of Directors,” and Awards to our executive officers, which must be approved by our Board of Directors, the Awards under the Incentive Plan are within the discretion of our Compensation Committee and the exercise price and value of the Awards will reflect the market price of our common shares at the time of the Award. As a result, the benefits that will be awarded under the Incentive Plan, including to our non-employee directors, are not determinable at this time. Our Compensation Committee has guidelines for determining option Awards based upon the professional level of each employee in the organization, but the ultimate decision to grant Awards will also be based on each employee’s annual performance. Accordingly, the number and value of options that might be granted to our executive officers and other employees is not presently determinable.

38

The following table shows certain information concerning the options and warrants outstanding and available for issuance under all of our compensation plans and agreements as of December 31, 2016:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of the Outstanding Options, Warrants, and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
BioTime Equity Compensation Plans Approved by Shareholders*	6,958,458	(1)	$3.60	2,894,110
BioTime Equity Compensation Plans Not Approved by Shareholders	—		—	—

*	Includes information concerning the Incentive Plan prior to the proposed Incentive Plan Amendment.

(1)	Includes 100,000 RSUs granted to the co-Chief Executive Officers during April 2016.

The following table shows certain information concerning the options outstanding and available for issuance under all of the compensation plans and agreements for our subsidiary companies as of December 31, 2016:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of the Outstanding Options, Warrants, and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans

BioTime Asia Limited Equity Compensation Plans Approved by Shareholders(1)	300	$0.01	1,300
Cell Cure Neurosciences, Ltd Compensation Plans Approved by Shareholders(1)	80,986	$37.62	44,377
LifeMap Sciences, Inc. Equity Compensation Plans Approved by Shareholders(1)	1,596,123	$1.44	746,146
LifeMap Solutions, Inc. Equity Compensation Plans Approved by Shareholders(2)	12,326	$500.00	6,341
OncoCyte Corporation Equity Compensation Plans Approved by Shareholders(3)	3,017,087	$2.52	880,417
OrthoCyte Corporation Equity Compensation Plans Approved by Shareholders(1)	1,300,000	$0.06	2,700,000
ReCyte Therapeutics Equity Compensation Plans Approved by Shareholders(1)	1,250,000	$2.05	2,750,000

(1)	BioTime is the majority shareholder.

(2)	LifeMap Sciences, Inc. is the majority shareholder.

(3)	BioTime was the majority shareholder prior to February 17, 2107

Federal Income Tax Consequence of Participation in the Incentive Plan

The following discussion summarizes certain federal income tax consequences of participation in the Incentive Plan. Although we believe the following statements are correct based on existing provisions of the Code and the regulations thereunder, the Code or regulations may be amended from time to time, and future judicial interpretations may affect the veracity of the discussion.

39

Incentive Stock Options

Under Section 422(a) of the Code, the grant and exercise of an incentive stock option pursuant to the Incentive Plan is entitled to the benefits of Section 421(a) of the Code. Under Section 421(a), an optionee will not be required to recognize income at the time the option is granted or at the time the option is exercised, except to the extent that the optionee is subject to the alternative minimum tax. If the applicable holding periods described below are met, when the shares of stock received upon exercise of an incentive stock option are sold or otherwise disposed of in a taxable transaction, the option holder will recognize compensation income (taxed as a long term capital gain), for the taxable year in which disposition occurs, in an amount equal to the excess of the fair market value of the common shares at the time of such disposition over the amount paid for the shares.

We will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except in connection with a disqualifying disposition as discussed below. No portion of the amount received by the optionee upon the sale of common shares acquired through the exercise of an incentive stock option will be subject to withholding for federal income taxes, or be subject to FICA or state disability taxes, except in connection with a disqualifying disposition.

In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 422 requires that the participant make no disposition of the option shares within two years from the date the option was granted, nor within one year from the date the option was exercised and the shares were transferred to the participant. In addition, the participant must, with certain exceptions for death or disability, be an employee of BioTime (or of a parent or subsidiary of BioTime, as defined in Section 424(e) and (f) of the Code, or a corporation, or parent or subsidiary thereof, issuing or assuming the option in a merger or other corporate reorganization transaction to which Section 424(a) of the Code applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise. In the event of the death of the participant, the holding periods will not apply to a disposition of the option or option shares by the participant’s estate or by persons receiving the option or shares under the participant’s will or by intestate succession.

If a participant disposes of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the holding period requirements set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the common shares on the date the shares were purchased exceeded the purchase price. The difference between the fair market value of the common shares on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant’s holding period of the common shares. The amount treated as ordinary income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant will be required to reimburse us, either directly or through payroll deduction, for all withholding taxes that we are required to pay on behalf of the participant. At the time of the disposition, we will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant’s ordinary income. We may adopt procedures to assist us in identifying such deductions, and may require a participant to notify us of his or her intention to dispose of any such shares.

Regardless of whether a participant satisfies the requisite holding period for his or her option and shares, the participant may be subject to the alternative minimum tax with respect to the amount by which the fair market value of the common shares acquired exceeded the exercise price of the option on the date of exercise.

Other Options

The Incentive Plan also permits us to grant options that do not qualify as incentive stock options. These “non-qualified” stock options may be granted to employees or non-employees, such as persons performing consulting or professional services for us. An Incentive Plan participant who receives a non-qualified option will not be taxed at the time of receipt of the option, provided that the option does not have an ascertainable value or an exercise price below fair market value of the common shares on the date of grant, but the participant will be taxed at the time the option is exercised.

The amount of taxable income that will be earned upon exercise of a non-qualified option will be the difference between the fair market value of the common shares on the date of the exercise and the exercise price of the option. We will be allowed a business expense deduction to the extent of the amount of the participant’s taxable income recognized upon the exercise of a non-qualified option. Because the option holder is subject to tax immediately upon exercise of the option, there are no applicable holding periods for the stock. The option holder’s tax basis in the common shares purchased through the exercise of a non-qualified option will be equal to the exercise price paid for the stock plus the amount of taxable gain recognized upon the exercise of the option. The option holder may be subject to additional tax on sale of the stock if the price realized exceeds his or her tax basis.

40

SARs; Restricted Stock; and Restricted Stock Units

A recipient of an SAR will not recognize taxable income upon the grant of the SAR. The recipient of the SAR will recognize ordinary income upon exercise of the SAR in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A recipient of a Restricted Stock Award will not have taxable income upon the grant, unless the Restricted Stock is then vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant. Otherwise, upon vesting of the shares, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A recipient of a Restricted Stock Unit does not recognize taxable income when the Award is granted. When vested Restricted Stock Unit (and dividend equivalents, if any) is settled and distributed, the participant will recognize ordinary income equal to the amount of cash or the fair market value of shares received, less the amount paid for the Restricted Stock Unit, if any.

ERISA

The Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Securities Exchange Act of 1934, as amended, which enables our shareholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. As described in detail under the heading “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation programs are designed to:

●	attract, motivate, and retain highly qualified executives;

●	align management and shareholder interests by tying a substantial percentage of executives’ compensation to financial performance of BioTime and its subsidiaries through the grant of Equity Awards;

●	reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives; and

●	compensate executives at levels competitive with peer companies.

Our Compensation Committee seeks to provide our Named Executive Officers’ total compensation at a level competitive with the compensation paid to officers in similar positions at our peer companies in the biotechnology industry located in the San Francisco Bay area. Our Compensation Committee has approved salary increases and authorized the payment of cash bonuses based on its review of the performance of our executive officers and the compensation paid by our peer companies. Our executive compensation program also includes performance-based compensation through the grant of Equity Awards from BioTime and its subsidiaries intended to align the interest of our executives with those of our shareholders by providing financial rewards that increase with increases in the price of BioTime shares and by providing incentives by permitting executives to earn financial rewards based on any future increase in the value of the shares of our subsidiaries that have granted Equity Awards. Please read the “Compensation Discussion and Analysis,” the tabular disclosure regarding executive compensation, and the accompanying narrative disclosure in the “Executive Compensation” portion of this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2016 compensation of our Named Executive Officers.

41

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, sometimes called “say-on-pay,” gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. Accordingly, our Board of Directors is asking our shareholders to cast a non-binding advisory vote “FOR” the following resolution at the Meeting:

“RESOLVED, that BioTime’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in BioTime’s Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

Our shareholders’ vote on this proposal is only advisory, and is not binding on BioTime, the Compensation Committee, or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Approval of this proposal requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY

VOTES ON EXECUTIVE COMPENSATION

We are asking that you indicate how frequently we should hold future shareholder advisory votes on executive compensation, such as the one included in this Proxy Statement. By voting on this advisory proposal, you may indicate whether you would prefer an advisory vote on Named Executive Officer compensation every year or one every two or three years. Alternatively, you may abstain from voting.

The Board of Directors acknowledges that there are a number of points of view regarding the relative benefits of the frequency of say-on-pay votes. During the last vote on the matter a plurality of our shareholders recommended that the vote be taken once every three years. However, the Board of Directors believes that our shareholders should have the opportunity to voice their opinion on executive compensation on a more frequent basis and adopted a policy of holding the vote every two years. After further consideration, the Board has determined that the best alternative is to give our shareholders the opportunity to voice their opinion on executive compensation every year.

Accordingly, the Board of Directors unanimously recommends that shareholders vote on an advisory basis to hold the advisory vote on executive compensation every year.

42

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2018 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than March 1, 2018 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2016, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of BioTime.

We may deliver only one Annual Report and Proxy Statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the Proxy Statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the Proxy Statement or annual report, you may contact us by telephone at (510) 521-3390, or by mail at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Judith Segall

Vice President and Secretary

May 1, 2017

43

HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your Proxy Statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your Proxy Statement.

44

APPENDIX A

Proposed Amendment of Equity Incentive Plan

4. Shares Subject to the Plan.

4.1 Subject to adjustment in accordance with Section 11., a total of 16,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

45

ANNUAL MEETING OF SHAREHOLDERS OF

BIOTIME, INC.

June 29, 2017

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930303040000001000 2 062917

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS NUMBER 2, 3, AND 4 AND FOR ONE YEAR IN PROPOSAL NUMBER 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐
3. AMENDMENT OF EQUITY INCENTIVE PLAN TO MAKE ADDITIONAL SHARES AVAILABLE FOR AWARDS	☐	☐	☐
4. ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐

	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
5. ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐	☐

I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY FOR BIOTIME, INC.

ANNUAL MEETING OF SHAREHOLDERS

June 29, 2017

The undersigned appoints Michael D. West and Alfred D. Kingsley, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on June 29, 2017 and any adjournment thereof and to represent and vote all BioTime, Inc. common shares standing in the name of the undersigned upon the books of the corporation.

Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors, and FOR proposals 2, 3, and 4, and FOR one year in proposal 5. This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

(Continued and to be signed on the reverse side)

1.1 14475